Exhibit 99.1

SAFETY INSURANCE GROUP, INC. ANNOUNCES SECOND QUARTER 2023 RESULTS AND DECLARES THIRD QUARTER 2023 DIVIDEND

Boston, Massachusetts, August 2, 2023. Safety Insurance Group, Inc. (NASDAQ:SAFT) (“Safety” or the “Company”) today reported second quarter 2023 results.

George M. Murphy, President and Chief Executive Officer, commented: “Safety’s combined ratio of 101.9% for the second quarter is driven mainly by continued inflationary impacts on our private passenger auto line of business. We continue to file rate increases to combat these ongoing industry wide loss trends. For the six months ended June 30, 2023, our policy counts have increased by 11.6%, with an average premium per policy increase of 6.4% compared to the prior period. Safety remains diligent in following consistent underwriting guidelines, while writing additional risks at appropriate rates.”

Net income for the quarter ended June 30, 2023 was $17.0 million, or $1.15 per diluted share, compared to net income of $7.9 million, or $0.53 per diluted share, for the comparable 2022 period. Net income for the six months ended June 30, 2023 was $4.7 million, or $0.31 per diluted share, compared to net income of $15.7 million, or $1.06 per diluted share, for the comparable 2022 period. Non-generally accepted accounting principles (“non-GAAP”) operating income, as defined below, for the quarter ended June 30, 2023 was $0.80 per diluted share, compared to $1.91 per diluted share, for the comparable 2022 period. Non-GAAP operating loss for the six months ended June 30, 2023 was $0.07 per diluted share, compared to Non-GAAP operating income of $2.92 per diluted share, for the comparable 2022 period.

Safety’s book value per share decreased to $53.66 at June 30, 2023 from $54.88 at December 31, 2022 resulting from the impact of a severe winter weather event that occurred in February, and capital stock activities, specifically share repurchases and dividends paid. During the quarter ended June 30,2023, the Company purchased 74,213 shares at a cost of $5.2 million. Safety paid $0.90 per share in dividends to investors during the quarters ended June 30, 2023 and 2022, respectively. Safety paid $3.60 per share in dividends to investors during the year ended December 31, 2022.

Today, our Board of Directors approved a $0.90 per share quarterly cash dividend on our issued and outstanding common stock payable on September 15, 2023 to shareholders of record at the close of business on September 1, 2023.

Direct written premiums for the quarter ended June 30, 2023 increased by $45.6 million, or 21.2%, to $260.2 million from $214.6 million for the comparable 2022 period. Direct written premiums for the six months ended June 30, 2023 increased by $73.9 million, or 18.3%, to $478.0 million from $404.1 million for the comparable 2022 period. Net written premiums for the quarter ended June 30, 2023 increased by $42.2 million, or 20.8%, to $245.0 million from $202.7 million for the comparable 2022 period. Net written premiums for the year ended June 30, 2023 increased by $67.1 million, or 17.6%, to $447.9 million from $380.8 million for the comparable 2022 period. The increases in direct written premiums and net written premiums are a result of new business production, improved retention, and rate increases. For the six months ended June 30, 2023, the Company achieved policy count growth across all lines of business, including 13.5%, 4.0% and 9.1% in Private Passenger Automobile, Commercial Automobile and Homeowners lines, respectively, compared to the same period in 2022. Additionally, for the six months ended June 30, 2023, average written premium per policy increased 9.4%, 5.2% and 3.9% in Private Passenger Automobile, Commercial Automobile and Homeowners lines, respectively, compared to the same period in 2022.

Net earned premiums for the quarter ended June 30, 2023 increased by $13.9 million, or 7.4%, to $202.2 million from $188.3 million for the comparable 2022 period. Net earned premiums for the six months ended June 30, 2023 increased by $18.5 million, or 4.9%, to $394.0 million from $375.4 million for the comparable 2022 period.

For the quarter ended June 30, 2023, losses and loss adjustment expenses incurred increased by $30.8 million, or 27.3%, to $143.5 million from $112.7 million for the comparable 2022 period. For the six months ended June 30, 2023, losses and loss adjustment expenses incurred increased by $74.8 million, or 31.7%, to $310.7 million from $235.9 million for the comparable 2022 period. The increase in losses is driven by current market conditions, specifically inflation, as well as a severe winter weather event that occurred in February.

Loss, expense, and combined ratios calculated for the quarter ended June 30, 2023 were 71.0%, 30.9%, and 101.9%, respectively, compared to 59.8%, 32.3%, and 92.1%, respectively, for the comparable 2022 period. Loss, expense, and combined ratios calculated for the six months ended June 30, 2023 were 78.9%, 31.1%, and 110.0%, respectively, compared to 62.8%, 32.6%, and 95.4%, respectively, for the comparable 2022 period. The decrease in the expense ratio is primarily driven by a decrease in contingent commission expenses.

Total prior year favorable development included in the pre-tax results for the quarter ended June 30, 2023 was $10.0 million compared to $16.9 million for the comparable 2022 period. Total prior year favorable development included pre-tax results for the six months ended June 30, 2023 was $21.5 million compared to $29.3 million for the comparable 2022 period, which included the reversal of a $6.5 million accrued reserve for legal defense costs associated with business interruption claims resulting from the COVID-19 pandemic.

Net investment income for the quarter ended June 30, 2023 increased by $2.2 million, or 18.9% to $13.8 million from $11.6 million for the comparable 2022 period. Net investment income for the six months ended June 30, 2023 increased by $5.3 million, or 23.7%, to $27.5 million from $22.2 million for the comparable 2022 period. The increase is a result of increases in interest rates on our fixed maturity portfolio compared to the prior year. Net effective annualized yield on the investment portfolio was 3.9% for the quarter ended June 30, 2023 compared to 3.2% for the comparable 2022 period. Net effective annualized yield on the investment portfolio for the six months ended June 30 was 3.9% compared to 3.0% for the comparable 2022 period. Our duration on fixed maturities was 3.7 years at June 30, 2023 compared to 3.8 years at December 31, 2022.

Non-GAAP Measures

Management has included certain non-GAAP financial measures in presenting the Company’s results. Management believes that these non-GAAP measures are useful to explain the Company’s results of operations and allow for a more complete understanding of the underlying trends in the Company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Non-GAAP operating income and non-GAAP operating income per diluted share consist of our GAAP net income adjusted by the net realized gains on investments, change in net unrealized gains on equity securities, credit loss benefit (expense) and taxes related thereto. For the three months ended June 30, 2023, an increase of $6.3 million for the change in unrealized gains on equity securities was recognized within income before income taxes, compared to a decrease of $28.9 million recognized in the comparable 2022 period. For the six months ended June 30, 2023, an increase of $7.0 million for the change in unrealized gains on equity securities was recognized in income before income taxes, compared to a decrease of $41.9 million recognized in the comparable 2022 period. Net income and earnings per diluted share are the GAAP financial measures that are most directly comparable to non-GAAP operating income and non-GAAP operating income per diluted share, respectively. A reconciliation of the GAAP financial measures to these non-GAAP measures is included in the financial highlights below.

About Safety: Safety Insurance Group, Inc., based in Boston, MA, is the parent of Safety Insurance Company, Safety Indemnity Insurance Company, Safety Property and Casualty Insurance Company, Safety Northeast Insurance Company, and Safety Northeast Insurance Agency. Operating exclusively in Massachusetts, New Hampshire, and Maine, Safety is a leading writer of property and casualty insurance products, including private passenger automobile, commercial automobile, homeowners, dwelling fire, umbrella and business owner policies.

Additional Information: Press releases, announcements, U. S. Securities and Exchange Commission (“SEC”) Filings and investor information are available under “About Safety,” “Investor Information” on our Company website located at www.SafetyInsurance.com. Safety filed its December 31, 2022 Form 10-K with the SEC on February 28, 2023 and urges shareholders to refer to this document for more complete information concerning Safety’s financial results.

Contacts:

Safety Insurance Group, Inc.

Office of Investor Relations

877-951-2522

InvestorRelations@SafetyInsurance.com

Cautionary Statement under "Safe Harbor" Provision of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Safety may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “aim,” “projects,” or words of similar meaning and expressions that indicate future events and trends, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

Forward-looking statements are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. There are a number of factors, many of which are beyond our control, that could cause actual future conditions, events, results or trends to differ significantly and/or materially from historical results or those projected in the forward-looking statements. These factors include but are not limited to:

●	The competitive nature of our industry and the possible adverse effects of such competition;
●	Conditions for business operations and restrictive regulations in Massachusetts;
●	The possibility of losses due to claims resulting from severe weather;
●	The impact of inflation and supply chain delays on loss severity;
●	The possibility that the Commissioner of Insurance may approve future rule changes that change the operation of the residual market;
●	The possibility that existing insurance-related laws and regulations will become further restrictive in the future;
●	The impact of investment, economic and underwriting market conditions, including interest rates and inflation;
●	Our possible need for and availability of additional financing, and our dependence on strategic relationships, among others; and
●	Other risks and factors identified from time to time in our reports filed with the SEC, such as those set forth under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2022 filed with the SEC on February 28, 2023.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise. You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	June 30,	December 31,
	2023	2022
	(Unaudited)
Assets
Investments:
Fixed maturities, available for sale, at fair value (amortized cost: $1,112,843 and $1,152,779, allowance for expected credit losses of $1,635 and $678)	$1,017,467	$1,050,155
Short term investments, at fair value (cost: $79 and $0)	79	—
Equity securities, at fair value (cost: $214,309 and $231,444)	230,056	240,155
Other invested assets	125,943	112,850
Total investments	1,373,545	1,403,160
Cash and cash equivalents	25,388	25,300
Accounts receivable, net of allowance for expected credit losses of $996 and $1,446	238,563	192,542
Receivable for securities sold	607	877
Accrued investment income	7,200	8,212
Taxes recoverable	3,129	—
Receivable from reinsurers related to paid loss and loss adjustment expenses	27,494	12,988
Receivable from reinsurers related to unpaid loss and loss adjustment expenses	96,780	93,394
Ceded unearned premiums	29,973	28,453
Deferred policy acquisition costs	84,423	75,582
Deferred income taxes	20,515	21,074
Equity and deposits in pools	34,249	33,648
Operating lease right-of-use-assets	21,734	23,336
Goodwill	17,093	17,093
Intangible assets	7,439	7,856
Other assets	27,973	29,054
Total assets	$2,016,105	$1,972,569

Liabilities
Loss and loss adjustment expense reserves	$565,027	$549,598
Unearned premium reserves	488,788	433,375
Accounts payable and accrued liabilities	59,557	73,875
Payable for securities purchased	—	1,359
Payable to reinsurers	13,069	11,444
Taxes payable	—	1,729
Debt	35,000	35,000
Operating lease liabilities	21,734	23,336
Other liabilities	39,180	30,854
Total liabilities	1,222,355	1,160,570

Shareholders’ equity
Common stock: $0.01 par value; 30,000,000 shares authorized; 17,949,717 and 17,879,095 shares issued	179	179
Additional paid-in capital	224,476	222,049
Accumulated other comprehensive (loss) income, net of taxes	(74,055)	(80,538)
Retained earnings	793,443	815,309
Treasury stock, at cost: 3,157,577 and 3,083,364 shares	(150,293)	(145,000)
Total shareholders’ equity	793,750	811,999
Total liabilities and shareholders’ equity	$2,016,105	$1,972,569

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net earned premiums	$202,225	$188,333	$393,960	$375,421
Net investment income	13,836	11,635	27,490	22,225
Earnings from partnership investments	553	5,967	2,719	8,799
Net realized gains on investments	108	3,152	841	7,362
Change in net unrealized gains on equity securities	6,266	(28,885)	7,036	(41,919)
Credit loss expense	(35)	—	(957)	—
Commission income	1,758	—	3,241	—
Finance and other service income	4,732	3,403	8,872	6,720
Total revenue	229,443	183,605	443,202	378,608

Losses and loss adjustment expenses	143,523	112,715	310,676	235,881
Underwriting, operating and related expenses	62,582	60,872	122,615	122,466
Other expense	1,523	—	3,193	—
Interest expense	348	131	558	260
Total expenses	207,976	173,718	437,042	358,607

Income before income taxes	21,467	9,887	6,160	20,001
Income tax expense	4,466	1,986	1,496	4,262
Net income	$17,001	$7,901	$4,664	$15,739

Earnings per weighted average common share:
Basic	$1.15	$0.54	$0.32	$1.07
Diluted	$1.15	$0.53	$0.31	$1.06

Cash dividends paid per common share	$0.90	$0.90	$1.80	$1.80

Number of shares used in computing earnings per share:
Basic	14,681,034	14,599,057	14,681,766	14,613,399
Diluted	14,720,520	14,702,627	14,741,076	14,715,099

Reconciliation of Net Income to Non-GAAP Operating Income

Net income	$17,001	$7,901	$4,664	$15,739
Exclusions from net income:
Net realized gains on investments	(108)	(3,152)	(841)	(7,362)
Change in net unrealized (losses) gains on equity securities	(6,266)	28,885	(7,036)	41,919
Credit loss expense	35	-	957	-
Income tax expense on exclusions from net income	1,331	(5,404)	1,453	(7,257)
Non-GAAP operating income (loss)	$11,993	$28,230	$(803)	$43,039

Net income per diluted share	$1.15	$0.53	$0.31	$1.06
Exclusions from net income:
Net realized gains on investments	(0.01)	(0.21)	(0.06)	(0.50)
Change in net unrealized gains on equity securities	(0.43)	1.96	(0.48)	2.85
Credit loss expense	-	-	0.06	-
Income tax expense on exclusions from net income	0.09	(0.37)	0.10	(0.49)
Non-GAAP operating income (loss) per diluted share	$0.80	$1.91	$(0.07)	$2.92

Safety Insurance Group, Inc. and Subsidiaries

Additional Premium Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Written Premiums
Direct	$260,157	$214,576	$478,009	$404,069
Assumed	8,528	7,967	15,758	14,708
Ceded	(23,716)	(19,819)	(45,914)	(38,001)
Net written premiums	$244,969	$202,724	$447,853	$380,776

Earned Premiums
Direct	$217,281	$198,953	$422,836	$395,472
Assumed	7,605	7,584	15,518	15,338
Ceded	(22,661)	(18,204)	(44,394)	(35,389)
Net earned premiums	$202,225	$188,333	$393,960	$375,421